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                                                                    EXHIBIT 23.2

                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 1, 1996, in Amendment No. 1 to the Registration Statement (Form S-3 No. 333-12695) and related prospectus of INSO Corporation for the registration of 1,380,000 shares of its common stock.


     We also consent to the incorporation by reference therein of our report dated February 1, 1996 with respect to the financial statement schedule of INSO Corporation for years ended December 31, 1995, 1994 and 1993 included in the Annual Report (Form 10-K) for 1995 filed with the Securities and Exchange Commission.

                                          ERNST & YOUNG LLP

Boston, Massachusetts

October 28, 1996